UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Wheeler Road, Burlington MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 221-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30 2009, we announced that we appointed Mark P. Sullivan to the position of senior vice president and chief financial officer, effective July 1, 2009.  Mr. Sullivan will serve at an annual salary of $300,000.  Mr. Sullivan also will be eligible to participate in the Executive Annual Incentive Bonus Plan for the year ending June 30, 2010, when adopted, and to receive 65,000 restricted stock units, subject to the approval of the Compensation Committee of our Board of Directors, the terms and conditions of our 2005 Stock Incentive Plan, the restricted stock unit agreement to be executed to evidence such grant, and applicable law.

From 1994 to December 2008, Mr. Sullivan served in various financial executive positions at Fidelity Investments (FMR LLC), a diversified financial services company.  From March 2009 through June 2009, Mr. Sullivan served as a financial consultant to our company.  Mr. Sullivan is 52 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: July 2, 2009	By:	/s/ Frederic G. Hammond
Frederic G. Hammond Senior Vice President and General Counsel